EXHIBIT (10)(b)

                             FIRST BANK SYSTEM, INC.
                        1400 FIRST NATIONAL BANK BUILDING
                          MINNEAPOLIS, MINNESOTA 55480


November 5, 1981


FBS Investment Services, Inc.
1200 First Bank Place East
Minneapolis, Minnesota 55402

First National Bank of Minneapolis
First Bank Place East
Minneapolis, Minnesota 55480

Gentlemen:

I am Associate General Counsel of First Bank System, Inc., the sole shareholder of FBS Investment Services, Inc. and the 99.75% majority shareholder of First National Bank of Minneapolis.

In connection with the proposed engagement of FBS Investment Services, Inc. as Investment Advisor by First American Money Fund, Inc. (the "Fund") an open-end diversified management investment company, and the engagement by FBS Investment Services, Inc. of the First National Bank of Minneapolis as a Subadvisor, I have reviewed certain pertinent and relevant documents, including the following:

         1. The Registration Statement on Form N-1 filed with the Securities and Exchange Commission on behalf of the Fund, including the prospectus

         2. The Investment Advisory Agreement between the Fund and FBS Investment Services, Inc.;

         3. The Subadvisory Agreement between FBS Investment Services, Inc. and the First National Bank of Minneapolis; and

         4, The Sponsor and Administration Agreement between First American Money Fund, Inc. and American Hardware Mutual Insurance Company; and

Based upon my examination of said documents, it is my opinion that neither FBS Investment Services, Inc. nor First National Bank of Minneapolis are precluded from performing the services for the Fund as contemplated in the Prospectus contained as part of the Registration Statement provided that the following conditions are met:

         1. Neither First Bank System, Inc. nor any of its affiliated or subsidiary organizations including FBS Investment Services, Inc. and First National Bank of Minneapolis, may be involved in the distribution of the shares of the Fund, such functions to be performed solely by American Hardware Mutual Insurance Company or its successors as described in the Sponsor and Administration Agreement and the Registration Statement;

         2. Neither First Bank System, Inc. nor any of its affiliated or subsidiary organizations may purchase for their own account securities of the Fund;

         3. Neither First Bank system, Inc. nor any of its affiliated or subsidiary organizations may purchase, in their sole discretion, any securities of the Fund in a fiduciary capacity;

         4. Neither First Bank system, Inc. nor any of its affiliated or subsidiary organizations may extend credit to the Fund; and

         5. Neither First Bank System, Inc. nor any of its affiliated or subsidiary organizations may accept securities of the Fund as collateral for the loan for the purpose of purchasing securities for the Fund.

You should be aware that as subsidiaries of a bank holding company you are subject to the jurisdiction of the Board of Governors of the Federal Reserve System and future changes in federal or state statutes, or regulations promulgated thereunder, relating to the permissible activities of banks and nonbanking subsidiaries of bank holding companies, as well as future judicial or administrative decisions and interpretations of present and future statutes and regulations, might prevent you from continuing in Investment Advisor or subadvisor capacities contemplated herein and in the Prospectus contained as part of the Regulation Statement.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement of the Company and to the reference to be contained under the heading "Investment Advisor, Subadvisor and Sponsor" appearing therein.

                                              Sincerely,

                                              /s/ William N. Koster

                                              William N. Koster